Exhibit 99.1

Chico’s FAS Issues Open Letter to Shareholders Announcing Additional Actions that Continue Company’s Record of Strong Corporate Governance

Board of Directors Unanimously Approves Amendment to Company Bylaws to Opt Out of Florida’s Control Share Acquisition Statute

Bylaw Amendment Provides Voting Rights for ALL Chico’s FAS Shareholders and Eliminates Need for Special Meeting As Recently Requested by
Sycamore Partners

Amendment Solely Related to Voting Rights; Does Not Speak to Merits of Sycamore’s Unsolicited Acquisition Proposal

FORT MYERS, Fla. - June 24, 2019 - Chico’s FAS, Inc. (NYSE: CHS) (the “Company”) today issued the following open letter to shareholders announcing additional actions that demonstrate the Board of Director’s ongoing commitment to strong corporate governance policies and practices, including additional Board-sponsored actions that ensure all Chico’s FAS shareholders retain voting rights for each share they own:

Dear Fellow Chico’s FAS Shareholders:

Some years ago, Florida was one of a number of states to adopt a provision known as a control share acquisition statute, and as a company headquartered in Florida, this provision was automatically incorporated into our bylaws. In particular, Section 607.0902 of the Florida Business Corporation Act denies voting rights to an investor if it acquires 20% or more of the Company’s shares, unless the voting rights are approved by a majority of unaffiliated shareholders at a special meeting.

While we currently have no shareholder that owns 20% or more of the Company’s shares, at Chico’s FAS, we believe that if you own any shares in our company, you should have the right to vote those shares - period. Accordingly, the Chico’s FAS Board of Directors has unanimously approved an amendment to the Company’s bylaws whereby the Company has opted out of the control share acquisition statute under the Florida Business Corporation Act.

This important action ensures that all of our shareholders have the voting rights we believe they deserve. It also eliminates the need for a Special Meeting, as recently requested by Sycamore Partners (“Sycamore”). Unlike the Special Meeting proposed by Sycamore, which would have applied only to Sycamore’s shareholdings, this action by the Chico’s FAS Board ensures that ALL shareholders will be entitled to freely vote their shares in the Company. As noted above, we strongly believe that all Chico’s FAS shareholders, not just Sycamore, should have the right to vote the shares they own.

To be clear, this bylaw amendment relates solely to voting rights; it does not speak to the merits of, or otherwise advance, Sycamore’s unsolicited acquisition proposal, nor does it speak to whether the Company should engage with Sycamore on its proposal. As previously announced, Sycamore’s June 19, 2019 proposal is being reviewed by the Board.

On this point, we appreciate the strong support we have received from numerous shareholders for the Board’s decision to reject Sycamore’s May 10 acquisition proposal and the confidence expressed in our ability to improve the Company’s growth and value creation. We also appreciate the strong support we have received from numerous shareholders over the past weeks for our new operating priorities and the improvements underway in these areas.

Ensuring high standards of corporate governance has long been a priority for the Chico’s FAS Board, and the amendment announced today builds on previous enhancements we have made to ensure Chico’s FAS operates within a strong set of governance principles and practices. For example:

•
We chose to begin benchmarking our governance policies against the framework established by the Investor Stewardship Group (“ISG”) shortly after the framework went into effect last year. The ISG is a collective of some of the largest institutional investors and global asset managers, including some of our own investors, that seeks to promote best practices in corporate governance.

•	At the Board’s initiative, we recently completed the declassification process, and all Chico’s FAS directors will be annually elected beginning with our 2019 Annual Shareholder Meeting.

•
We have worked to ensure diversity at all levels of the organization. Indeed, we believe diversity is not just good governance, it is also good business and we are proud to have received numerous awards and recognitions for our diversity efforts. Today, women comprise 63% of the Chico’s FAS executive committee. In addition, four directors on our eight-member Board are women, including our newest director, Kim Roy, who joined in February of this year.

•
We have an active director review and Board refreshment process. With Kim Roy’s appointment, we have added four new directors to the Board (50% of the Board) in the past three years. This refreshment process considers changes in our strategy and the overall industry landscape, and helps ensure that the Board continues to benefit from an appropriate mix of skills, experience and tenure to oversee the Company, our strategic execution and our performance against this backdrop.

Additional details about our corporate governance are available in the proxy materials on our website and sent to all shareholders eligible to vote at the upcoming Annual Meeting.

As we focus on the improvements underway at Chico’s FAS, including the progress we are making in our search for a new CEO and in executing initiatives under our new operating priorities, we appreciate the continued support of our shareholders and look forward to continuing to engage with you. The Chico’s FAS Board has taken - and will continue to take - all appropriate steps to maximize sustainable, long-term growth and value creation in the best interests of all Chico’s FAS shareholders.

On behalf of the Chico’s FAS Board, sincerely,

David F. Walker
Chair of the Board

Goldman Sachs & Co. LLC is serving as financial advisor to Chico’s FAS, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel.

ABOUT CHICO'S FAS, INC.

The Company, through its brands - Chico's, White House Black Market, Soma and TellTale™ is a leading omnichannel specialty retailer of women's private branded, sophisticated, casual-to-dressy clothing, intimates and complementary accessories.

As of May 4, 2019, the Company operated 1,410 stores in the U.S. and Canada and sold merchandise through 84 international franchise locations in Mexico and one domestic franchise airport store. The Company’s merchandise is also available at www.chicos.com, www.chicosofftherack.com, www.whbm.com, www.soma.com and www.mytelltale.com as well as through third party channels.

For more detailed information on the Company, please go to our corporate website at www.chicosfas.com. The information on our corporate website is not, and shall not be deemed to be, a part of this press release or incorporated into our federal securities law filings.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements relate to, among other things, expectations, estimates and projections regarding the brand's new product initiatives and are identified by use of the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "outlook," "predict," "project," "should," "strategy," "target," "will," "would," "potential" and similar terms. Factors that could cause actual results to differ include, but are not limited to: the extent of the market demand and overall level of spending for women's private branded clothing and related accessories; the effectiveness of our brand awareness and marketing programs; the ability to successfully execute our business strategies and to achieve the expected results from them; the successful recruitment of leadership and the successful integration of new members of our senior management team; and the risk that our investments in merchandise or marketing initiatives may not deliver the results we anticipate. Other risk factors for the Chico's FAS, Inc.'s business are detailed from time to time in the Chico's FAS, Inc.'s Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. These factors should be considered in evaluating forward looking statements contained herein.

Contacts:
Investors
Julie Lorigan
Vice President - Investor Relations,
Public Relations and Corporate Communications
Chico’s FAS, Inc.
(239) 346-4199

Arthur B. Crozier / Jennifer Shotwell / Jon Salzberger
Innisfree M&A Incorporated
(212) 750 5833

Media
Barrett Golden / Leigh Parrish
Joele Frank, Wilkinson Brimmer Katcher
(212) 355 4449